Exhibit 10.37
PYRAMID BREWERIES INC.
RESTRICTED STOCK AWARD AGREEMENT
(Annual Stock Award)
     Pyramid Breweries Inc., a Washington corporation (the “Company”), has granted you an award of shares of restricted common stock of the Company (the “Stock Award”). This Stock Award is made under the Company’s 2004 Equity Incentive Plan (the “Plan”) on the following terms, subject to the terms and conditions of the Plan.
     The terms of the Stock Award are as set forth in this Restricted Stock Award Agreement (the “Agreement”), and to the extent not inconsistent with this Agreement, the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The basic terms of the Stock Award are summarized as follows:

Grant Date:

Number of Shares

Fair Market Value Per Share on Grant Date:	$

Vesting Commencement Date:

1. Vesting
     (a) The Stock Award is subject to forfeiture upon termination of your service with the Company (or a Parent or Subsidiary) as described below. The Stock Award will vest and no longer be subject to forfeiture according to the following schedule:

Period of Your Continuous Service With the Company from the Vesting Commencement Date	Portion of Stock Award No Longer Subject to Forfeiture

     (b) Shares that have not vested and remain subject to forfeiture under the preceding schedule are referred to herein as “Unvested Shares.” The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the above schedule. Collectively, the Unvested Shares and any vested shares are referred to herein as the “Shares.”
     (c) Early lapse of the forfeiture restrictions may occur under certain circumstances as described below.

2. Termination of Service
     If your Service terminates for any reason, any portion of this Stock Award that has not vested as provided in Sections 1 and 3 of this Agreement will immediately terminate. You will be required to forfeit all Unvested Shares upon such occurrence without the payment of any further consideration to you, subject to Section 3 below. As security for the faithful performance by you of the terms of this Agreement and to ensure the availability for delivery of Unvested Shares upon forfeiture, the Company or its transfer agent shall hold all certificates representing Unvested Shares, together with an adequate number of undated and otherwise blank stock powers executed by you. The Company shall have the right to cause transfers of such Unvested Shares to be effected pursuant to this Section 2.
3. Accelerated Vesting
     If your employment is terminated by the Company without “Cause” by you for “Good Reason,” or as a result of your death or Disability, each as defined in and pursuant to the terms of the Plan and the Amended 2006 Compensation Package, the forfeiture restriction will lapse with respect to a prorated portion of the Annual Installment for the year in which such termination occurs based on the date your employment is terminated. In the event of a Company Transaction or Change in Control, this Stock Award will be governed by the terms of the Plan. In summary, this generally means that in a Change in Control, or in a Company Transaction in which the surviving company does not generally assume the Company’s rights and obligations with respect to outstanding awards under the Plan, the Shares will become fully vested and no longer subject to forfeiture.
4. Consideration
     The Company acknowledges your payment of full consideration for this Stock Award in the form of services previously rendered (in an amount equal to no less than the aggregate par value of the Shares) and services to be rendered hereafter to the Company.
5. Transfer Restrictions
     Unvested Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in contravention of the provisions of this Agreement.
6. Securities Law Compliance
     Notwithstanding any other provision of this Agreement, you may not sell the Shares unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, the Company has determined that such sale would be exempt from the registration requirements of the Securities Act. The sale of the Shares must also comply with other applicable laws and regulations governing the Shares, and you may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

7. Section 83(b) Election for Stock Award
     You understand that under Section 83(a) of the Code, the excess of the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares upon termination of your Services. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Stock Award. Even if the Fair Market Value of the Unvested Shares on the Grant Date equals the purchase price, if any, (and thus no tax is payable), you must file the election within the 30-day period to avoid the risk of adverse tax consequences in the future.
     You understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the value of the Unvested Shares subsequently declines.
     YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN 83(B) ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the purchase of the Unvested Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.
     You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”) attached hereto as Exhibit A. You further agree that you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if you choose to make such an election.
     You agree to deliver a Stock Power and Assignment Separate from Certificate in the form attached as Exhibit C (with the name of the transferee, number of shares, certificate number and date left blank), executed by you and your spouse, if any, along with any certificate(s) evidencing shares of Restricted Stock issued to you, to the Secretary of the Company or its designee (“Escrow Holder”). YOU HEREBY APPOINT THE ESCROW HOLDER TO HOLD SUCH STOCK POWER AND ANY SUCH CERTIFICATE(S) IN ESCROW AND TO TAKE ALL SUCH ACTIONS, AND TO EFFECTUATE ALL SUCH

TRANSFERS AND/OR RELEASES OF SUCH SHARES, AS ARE REQUIRED TO EFFECTUATE THE TERMS OF THIS AWARD. The foregoing appointment is a power coupled with an interest and may not be revoked by you. You and the Company agree that any Escrow Holder will not be liable to any party to any person for any actions or omissions, unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions by this Agreement. Shares of Restricted Stock subject to this Award shall be released to you from escrow as they Vest.
8. Legends
     You understand and agree that the Shares are subject to forfeiture as set forth in this Agreement. You understand that the certificate(s) representing the Shares may bear legends in substantially the following form:
     “The securities represented by this certificate are subject to certain forfeiture rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a stock award agreement between the issuer and the original purchaser of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and/or forfeiture rights are binding on transferees of these shares.”
9. Stop-Transfer Notices
     You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.
10. Independent Tax Advice
     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or have had the opportunity to consult with such a tax advisor but chose not to do so.

11. Withholding and Disposition of Shares
     You agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon the Grant Date or as the forfeiture restrictions on any Shares lapse, and you acknowledge that the Company shall not have any obligation to deliver the Shares until you have made such arrangements. Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Parent or Subsidiary has the right to deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect this Stock Award.
12. General Provisions
     12.1 Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors, including, without limitation, one or more stockholders of the Company.
     12.2 Notices. Any notice required in connection with this Agreement will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice by 10 days’ advance written notice under this Section 12.2 to all other parties to this Agreement.
     12.3 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
     12.4 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.
     12.5 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.
     12.6 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     12.7 No Employment or Service Contract. This Agreement does not confer upon you any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor does it interfere in any way with the right of your employer to terminate your employment or services at any time.

     12.8 Stockholder of Record. As of the Grant Date, you will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement, all the rights of a stockholder with respect to the Shares.
     12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
     12.10 Governing Law. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above on the first page of this Agreement as the Grant Date.

COMPANY	PYRAMID BREWERIES INC.

By:

Print Name:

Title:

GRANTEE

Print Name:

Address:

Social Security No.:

EXHIBIT A
ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION
     The undersigned, a recipient of                      shares of common stock of Pyramid Breweries Inc., a Washington corporation (the “Company”), pursuant to a Stock Award, hereby states as follows:
     1. The undersigned acknowledges receipt of a copy of the Stock Award Agreement (the “Agreement”) which the undersigned has carefully reviewed.
     2. The undersigned either (check and complete as applicable):
(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor regarding the federal, state and local tax consequences of receiving the Stock Award and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided (check as applicable)
(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Stock Award Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”, or

(b)	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s receipt of the shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:

EXHIBIT B
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares of the common stock of Pyramid Breweries Inc., a Washington corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property is: $0
     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.
     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

EXHIBIT C
STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE *
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                           ,                       shares of the common stock of Pyramid Breweries Inc., a Washington corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate(s) No.                                                                delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.
Dated:

Taxpayer

Print Name:

Spouse

Print Name:

*	GRANTEE AND HIS SPOUSE SHOULD SIGN THIS STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE, BUT LEAVE BLANK THE NAME OF THE TRANSFEREE, NUMBER OF SHARES, CERTIFICATE NUMBER AND DATE.

DISTRIBUTION OF COPIES
1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.
2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3.	Mail one copy to the Company at the following address:
Pyramid Breweries Inc.
91 S Royal Brougham Way
Seattle, WA 98134